UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 8, 2016
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Qualcomm Incorporated (the Company) held its 2016 Annual Meeting of Stockholders on March 8, 2016 (the Annual Meeting). At the Annual Meeting, the Company’s stockholders considered five proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement dated January 21, 2016. The final voting results for each proposal are set forth below.

Proposal 1:	To elect 12 directors to hold office until the Company’s next annual meeting of stockholders and until their respective successors have been elected and qualified:

	FOR	WITHOLD	ABSTAIN	BROKER NON-VOTES

Barbara T. Alexander	1,040,858,929	45,330,376	1,919,854	218,978,112
Raymond V. Dittamore	1,027,597,762	58,427,983	2,083,414	218,978,112
Jeffrey W. Henderson	1,080,694,981	4,870,814	2,543,364	218,978,112
Thomas W. Horton	1,057,442,112	29,320,433	1,346,614	218,978,112
Paul E. Jacobs	1,049,896,949	36,356,812	1,855,398	218,978,112
Harish Manwani	1,030,498,319	55,580,172	2,030,668	218,978,112
Mark D. McLaughlin	1,048,835,940	37,937,758	1,335,461	218,978,112
Steve Mollenkopf	1,076,978,653	9,912,967	1,217,539	218,978,112
Clark T. Randt, Jr.	1,057,989,877	28,091,819	2,027,463	218,978,112
Francisco Ros	1,055,741,056	30,314,580	2,053,523	218,978,112
Jonathan J. Rubinstein	1,059,952,745	26,803,737	1,352,677	218,978,112
Anthony J. Vinciquerra	1,081,513,645	5,296,134	1,299,380	218,978,112

Each of the foregoing nominees was elected and each received affirmative votes from more than a majority of the votes cast.

Proposal 2:	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the Company’s fiscal year ending September 25, 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,268,537,661	36,324,992	2,224,618	-

The foregoing proposal was approved.

Proposal 3:	To approve the Company’s 2016 Long-Term Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

990,874,103	94,420,188	2,814,868	218,978,112

The foregoing proposal was approved.

Proposal 4:    Advisory vote to approve the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,014,064,113	70,417,856	3,627,190	218,978,112

The foregoing advisory vote was approved.

Proposal 5:    Stockholder proposal regarding proxy access:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

507,531,810	574,337,564	6,239,785	218,978,112

The foregoing proposal was not approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	March 11, 2016	By:	/s/ Donald J. Rosenberg
Donald J. Rosenberg
Executive Vice President, General Counsel and
Corporate Secretary